UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 13, 2005

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9360 Towne Centre Drive, Suite 110 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Amylin Pharmaceuticals, Inc. announces that SYMLIN® (pramlintide acetate) injection will be available to wholesalers at $79.50 per vial.  Each vial contains 3000 micrograms of SYMLIN.  Depending on individual patient dosage, a 30-day supply of SYMLIN could range from 1 to 4 vials.  Amylin expects to begin shipping SYMLIN to wholesalers in the second quarter of 2005.

This report contains forward-looking statements about Amylin. The Company’s actual results could differ materially from those discussed in this report due to a number of risks and uncertainties, including that SYMLIN may not prove to be an important new therapeutic option, SYMLIN may not be commercially available in the second quarter of 2005, or SYMLIN may be affected by unexpected new data or technical issues. The potential for SYMLIN may also be affected by government and commercial reimbursement and pricing decisions, the pace of market acceptance, patient adherence to recommended dosing regimens, and any issues related to manufacturing and supply. These and additional risks and uncertainties are described more fully in the Company’s recently filed Annual Report on Form 10-K under the heading “Risk Factors Related to Our Business”.  Amylin undertakes no duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: April 13, 2005	By:	/S/ LLOYD A. ROWLAND
Lloyd A. Rowland
Vice President, Legal, Secretary and General Counsel